Exhibit 10.1

INVESTMENT AGREEMENT

Dated as of March 27, 2019

by and between

ATLAS AIR WORLDWIDE HOLDINGS, INC.

and

AMAZON.COM, INC.

TABLE OF CONTENTS

Page

Article I WARRANT ISSUANCE; CLOSING1

1.1	Warrant Issuance1
1.2	Closing2
1.3	Interpretation2

Article II REPRESENTATIONS AND WARRANTIES3

2.1	Disclosure3
2.2	Representations and Warranties of the Company4
2.3	Representations and Warranties of Amazon11

Article III COVENANTS13

3.1	Efforts13
3.2	Public Announcements17
3.3	Expenses17
3.4	Tax Treatment17
3.5	Top-Up Adjustment18

Article IV ADDITIONAL AGREEMENTS20

4.1	Acquisition for Investment20
4.2	Legend20

4.3	Anti-takeover Provisions and Rights Plan21

Article V MISCELLANEOUS21

5.1	Termination of This Agreement; Other Triggers21
5.2	Amendment22
5.3	Waiver of Conditions22
5.4	Counterparts and Facsimile22
5.5	Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL22
5.6	Notices23
5.7	Entire Agreement, Etc.24
5.8	Definitions of “subsidiary” and “Affiliate”25
5.9	Assignment25
5.10	Severability25
5.11	No Third Party Beneficiaries26
5.12	Specific Performance26
5.13	Certain Amendments26

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INDEX OF DEFINED TERMS

TermPage

2015 Convertible Note Warrant Agreements	6
2015 Convertible Note Warrants	6
2015 Convertible Notes	7
2017 Convertible Note Warrant Agreements	7
2017 Convertible Note Warrants	7
2017 Convertible Notes	7
A&R ATSA	1
A&R Stockholders Agreement	1
Affiliate	25
Agreement	1
Air Transportation Agreements	1
Amazon	1
Anti-takeover Provisions	11
Antitrust Laws	9
Applicable Law	3
Bankruptcy Exceptions	8
Beneficial Owner	13
Beneficial Ownership	13
Beneficially Own	13
Citizen of the United States	4
Closing	2
Commission	4
Common Stock	1
Company	1
Company Benefit Plan	11
Company Disclosure Letter	4
Company Stock Plans	5
Confidentiality Agreement	25
Control	25
Controlled	25
Controlling	25
Convertible Notes	7
DOT	4
DOT Regulations	5
Effect	3
Exchange Act	4
Exercise Approval	12
Existing Call Option Agreements	18
Existing Call Options	19
Existing Convertible Note Warrants	7
FAA	4
GAAP	3

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Governmental Entity	9
HSR Act	9
HSR Filing Date	14
Initial Antitrust Clearance	14
Initial Antitrust Filings	14
Initial Communications Materials	17
Initial Filing Transaction	14
Issued Amazon Warrants	5
Material Adverse Effect	3
Net Cash Ratio	19
New Shares	18
Notice of Substantial Change of Ownership	16
Operating Authority	5
Other Antitrust Filings	14
Preferred Stock	5
Previously Disclosed	4
Refinancing Cap	19
Refinancing Convertible Notes	18
Replacement Cap	19
Replacement Hedging Arrangement	18
Replacement Warrants	18
SEC Reports	4
Securities Act	5
SOX	10
subsidiary	25
Top-Up Number	19
Transaction Documents	4
Transaction Litigation	16
Warrant Issuance	2
Warrant Shares	2
Warrant-A	26
Warrant-B	26
Warrant-C	1

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This INVESTMENT AGREEMENT, dated as of March 27, 2019 (this “Agreement”), is by and between Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).

RECITALS:

Whereas, the Company and Amazon (and/or their respective Affiliates) have previously entered into certain commercial arrangements, and in connection therewith the Company has previously issued to Amazon warrants to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, subject to the terms and conditions hereof, each of the Company and Amazon has determined it to be advisable and in the best interests of their respective companies and stockholders to enter into certain additional commercial arrangements as further set forth herein, including by entering into at the Closing (i) an amended and restated Air Transportation Services Agreement, (the “A&R ATSA”), dated as of March 27, 2019, by and between Atlas Air, Inc. and Amazon.com Services, Inc., (ii) the Aircraft Lease Agreements by and between Titan Aviation Leasing Limited – Americas, Inc. and Amazon.com Services, Inc., (iii) the Aircraft Sublease Agreements by and between Amazon.com Services, Inc. and Atlas Air, Inc., and (iv) Work Orders by and between Atlas Air, Inc. and Amazon.com Services, Inc., with respect to aircraft to be operated thereunder, in each case, in the forms as agreed between the parties (collectively, the “Air Transportation Agreements”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Amazon, and Amazon desires to acquire from the Company, at the Closing, an additional warrant to purchase shares of the Common Stock as set forth herein; and

WHEREAS, the parties will, at the Closing, enter into an amended and restated Stockholders Agreement, in the form as agreed between the parties (the “A&R Stockholders Agreement”), providing for certain corporate governance and other matters with respect to the Company, and certain other agreements between the Company and Amazon.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

Article I
WARRANT ISSUANCE; CLOSING

1.1Warrant Issuance

. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to Amazon, and Amazon shall acquire from the Company, at the Closing, a warrant to purchase 6,632,576 shares of the Common Stock, subject to adjustment in accordance with its terms, in the form as agreed between the parties (“Warrant-C”).  The issuance of Warrant-C by the Company and the acquisition of Warrant‑C by Amazon are referred to herein as the “Warrant Issuance” and the shares of the Common Stock issuable upon exercise of Warrant‑C are referred to herein as the “Warrant Shares”.

1.2Closing

.

(a)The closing of the Warrant Issuance (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067, immediately following the execution and delivery of this Agreement.

(b)At the Closing, the Company shall deliver to Amazon:

(i)Warrant-C, as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for;

(ii)the A&R ATSA, duly executed by Atlas Air, Inc.; and

(iii)the A&R Stockholders Agreement, duly executed by the Company.

(c)At the Closing, Amazon shall deliver to the Company:

(i)a duly and validly executed counterpart to the certificate evidencing Warrant-C;

(ii)the A&R ATSA, duly executed by Amazon.com Services, Inc.; and

(iii)the A&R Stockholders Agreement, duly executed by Amazon.

1.3Interpretation

. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules” or “Exhibits”, such reference shall be to a Recital, Article or Section of, or Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a “wholly owned subsidiary” of a person shall mean such subsidiary is directly or indirectly wholly owned by such person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. The term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Article II
REPRESENTATIONS AND WARRANTIES

2.1Disclosure

.

(a)“Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be expected to be materially adverse to (i) the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect: (A) any change in general economic, market or political conditions; (B) conditions generally affecting the industry in which the Company operates; (C) any change in generally accepted accounting principles in the United States (“GAAP”) or Applicable Law; (D) any act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (E) any failure, in and of itself, to meet internal or published projections, forecasts, targets or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); (F) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect); or (G) the announcement of this Agreement or the other Transaction Documents, including, to the extent attributable to such announcement, any loss of or adverse change in the relationship, contractual or otherwise, of the Company and its subsidiaries with their respective employees, customers, distributors, licensors, licensees, vendors, lenders, investors, partners or suppliers; provided, further, however, that any Effect referred to in clauses (A) through (D) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case any adverse effect(s) to the extent disproportionate may be taken into account in determining whether or not there has been, is or would be a Material Adverse Effect). “Applicable Law” has the meaning set forth in the A&R Stockholders Agreement.

(b)“Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or its other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the Securities Act, in each case on or after December 31, 2018 (the

“SEC Reports”) (in each case excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), to the extent such SEC Reports are filed or furnished at least five (5) Business Days prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty of the other party, express or implied, not set forth in the Transaction Documents. Amazon acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents. Amazon further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the other Transaction Documents. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Air Transportation Agreements, the A&R Stockholders Agreement, Warrant-C, and any other agreement entered into by and among the parties and/or their Affiliates on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2Representations and Warranties of the Company

. Except as Previously Disclosed or as disclosed in the disclosure letter (the “Company Disclosure Letter”) delivered by the Company to Amazon prior to the execution of this Agreement, the Company represents and warrants as of the date of this Agreement to Amazon that:

(a)Organization, Authority and Significant Subsidiaries. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, (ii) is a “Citizen of the United States” (“Citizen of the United States”) as defined by Section 40102(a)(15) of Title 49 of United States Code, and as such term is interpreted by the United States Department of Transportation (“DOT”), (iii) through its Affiliates, holds (A) air carrier certificates and operations specifications issued by the United States Federal Aviation Administration (“FAA”) pursuant to Section 44705 of Title 49 of the United States Code and corresponding FAA regulations, (B) certificates of public convenience and necessity (and/or equivalent exemption authority) authorizing interstate and foreign air transportation of property and mail issued by the DOT pursuant to Section 41102 of Title 49 of United States Code (and/or under Section 40109 in the case of exemption authority) and corresponding DOT regulations (“DOT Regulations”), and (C) any corresponding permits, licenses, authorizations, certificates, exemptions, approvals, waivers, authorizations or similar rights obtained, or required to be obtained, from any Governmental Entity, in each case as is necessary to fulfill the Company’s obligations pursuant to the Air Transportation Agreements (collectively, the “Operating Authority”). To the knowledge of the Company based on due inquiry of the books and records of the Company, each Beneficial Owner of 5% or more of the Common Stock is a Citizen of the United States. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), and each subsidiary of the Company that is not such a “significant subsidiary” but is a party to any other Transaction Document, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with the corporate or analogous power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b)Capitalization.

(i)The authorized capital stock of the Company consists of 100,000,000 shares of the Common Stock of which, as of the close of business on March 27, 2019, 25,850,498 shares were issued and outstanding (excluding, for the avoidance of doubt, shares held in treasury), and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of which, as of the date hereof, no shares have been designated or are issued or outstanding. As of the close of business on March 27, 2019, the Company held 5,171,617 shares of the Common Stock in its treasury. As of the close of business on March 27, 2019, no shares of the Common Stock or Preferred Stock were reserved for issuance, except for (i) 1,122,419 shares of the Common Stock reserved for issuance under compensatory equity plans of the Company or a subsidiary of the Company in effect as of the date hereof and set forth in Section 2.2(b) of the Company Disclosure Letter (the “Company Stock Plans”) (including 1,085,412 shares of the Common Stock reserved for issuance upon the settlement of restricted stock units and performance awards outstanding as of such date and granted under the Company Stock Plans (assuming, in the case of performance awards, that applicable goals are attained at maximum levels)), (ii) 11,250,000 shares of the Common Stock reserved for issuance upon the exercise of warrants issued pursuant to the Investment Agreement by and between the Company and Amazon dated as of May 4, 2016 (the “Issued Amazon Warrants”), (iii)(A) 7,295,308 shares of the Common Stock reserved for issuance upon conversion of the 2015 Convertible Notes, and (B) 3,031,558 shares of the Common Stock reserved for issuance upon exercise of the 2015 Convertible Note Warrants and (iv)(A) 11,544,581 shares of the Common Stock reserved for issuance upon conversion of the 2017 Convertible Notes, and (B) 4,731,306 shares of the Common Stock reserved for issuance upon exercise of the 2017 Convertible Note Warrants. The outstanding shares of the Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation or by-laws, or any Applicable Laws). Except as set forth above or pursuant to the Transaction Documents, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the

Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company, or (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company. No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company.

(ii)For purposes of this Agreement:

(A)“2015 Convertible Note Warrant Agreements” means (i) the Base Warrant Transaction Confirmation, dated as of May 28, 2015 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (ii) the Additional Warrant Transaction Confirmation, dated as of June 1, 2015 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (iii) the Base Warrant Transaction confirmation, dated as of May 28, 2015 (as amended or modified from time to time), between BNP Paribas and the Company and (iv) the Additional Warrant Transaction Confirmation, dated as of June 1, 2015 (as amended or modified from time to time), between BNP Paribas and the Company.

(B)“2015 Convertible Note Warrants” means the warrants for the purchase of shares of the Common Stock issued pursuant to the 2015 Convertible Note Warrant Agreements.

(C)“2015 Convertible Notes” means the 2.25% Convertible Senior Notes due 2022 issued pursuant to the First Supplemental Indenture, dated June 3, 2015 (as amended or modified from time to time), between the Company and Wilmington Trust, National Association, as Trustee.

(D)“2017 Convertible Note Warrant Agreements” means (i) the Base Warrant Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (ii) the Additional Warrant Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (iii) the Base Warrant

Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between Citibank, N.A. and the Company, (iv) the Additional Warrant Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between Citibank, N.A. and the Company, (v) the Base Warrant Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between BNP Paribas and the Company and (vi) the Additional Warrant Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between BNP Paribas and the Company.

(E)“2017 Convertible Note Warrants” means the warrants for the purchase of shares of the Common Stock issued pursuant to the 2017 Convertible Note Warrant Agreements.

(F)“2017 Convertible Notes” means the 1.875% Convertible Senior Notes due 2024 issued pursuant to the Second Supplemental Indenture, dated May 23, 2017 (as amended or modified from time to time), between the Company and Wilmington Trust, National Association, as Trustee.

(G)“Convertible Notes”  means, as applicable, the 2015 Convertible Notes or the 2017 Convertible Notes.

(H)“Existing Convertible Note Warrants”  means, as applicable, the 2015 Convertible Note Warrants or the 2017 Convertible Note Warrants.

(c)Warrant‑C and Warrant Shares. Warrant-C has been duly authorized by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions, and the Warrant Shares have been duly authorized and reserved for issuance upon exercise of Warrant-C and, when so issued, will be validly issued, fully paid and non-assessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Amazon or any of its Affiliates.

(d)Authorization, Enforceability.

(i)Each of the Company, and each subsidiary of the Company that is a party to any other Transaction Document, has the power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company, and by each subsidiary of the Company that is a party to any other Transaction Document, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate (or analogous) action on the part of the Company and its stockholders, or such subsidiary and its equityholders, as applicable, and no further approval or authorization is required on the part of the Company or its stockholders, or such subsidiary or its equityholders, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company and each such subsidiary, as applicable, enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)The execution, delivery and performance by the Company, and each subsidiary of the Company that is a party to any other Transaction Document, of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company or such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws (or analogous organizational documents), or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect.

(iii)Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (2) any other Antitrust Laws, (3) the Exchange Act, (4) the Securities Act, (5) The NASDAQ Global Select Market, (6) notice under the regulations and requirements of the United States Department of Defense and its constituent agencies, and (7) the DOT Regulations, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any federal, state, local, domestic, foreign or supranational court, administrative or regulatory agency or commission or other federal, state, local, domestic, foreign or supranational governmental authority or instrumentality (each, a “Governmental Entity”) is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other

Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not constitute a Material Adverse Effect. For purposes of this Agreement, “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign or supranational laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

(e)Company Financial Statements; Internal Controls.

(i)Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) were prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements.

(ii)Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii)The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits with the Commission is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Amazon prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv)Since December 31, 2015, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls.

(v)Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f)No Material Adverse Effect. Since December 31, 2018, no Material Adverse Effect has occurred.

(g)Reports.

(i)Since December 31, 2015, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act.

(ii)The SEC Reports, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX, as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(h)Anti-takeover Provisions and No Rights Plan.

(i)The actions taken by the Board of Directors of the Company to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Amazon set forth in Section 2.3(c), constitute all the action necessary to render inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation

Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws (collectively, the “Anti-takeover Provisions”).

(ii)The Company does not have any “poison pill” or similar shareholder rights plan or agreement in effect.

(i)No Change in Control. Except as set forth in Section 2.2(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (i) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding or acceleration of funding of any trust or other funding vehicle; or (v) constitute a “change in control,” “change of control” or other similar term under any Company Benefit Plan.

(j)Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. LLC (the fees and expenses of which will be paid by the Company), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3Representations and Warranties of Amazon

. Amazon hereby represents and warrants as of the date of this Agreement to the Company that:

(a)Organization. Amazon has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted. Each subsidiary of Amazon that is a party to any Transaction Document has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate (or equivalent) power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b)Authorization, Enforceability.

(i)Amazon and each of its subsidiaries that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Amazon, and by each of its subsidiaries that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its, or such subsidiary’s part, as applicable, and no further approval or authorization is required on its, or such subsidiary’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of Amazon, and such subsidiary, as applicable, enforceable against it, and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of Warrant-C may require further board of director (or analogous) approvals or authorizations on the part of Amazon (the “Exercise Approval”).

(ii)The execution, delivery and performance by Amazon, or any such subsidiary, as applicable, of this Agreement and the other Transaction Documents to which it, or any such subsidiary is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, or such subsidiary, as applicable, is a party or by which it, or such subsidiary, as applicable, may be bound, or to which it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii)Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the HSR Act, (2) any other Antitrust Laws, (3) the Exchange Act, (4) the Securities Act and (5) DOT Regulations, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it or any of its subsidiaries in connection with the consummation by Amazon or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Amazon and its subsidiaries to complete the transactions contemplated by the Transaction Documents or to perform their respective obligations under the Transaction Documents.

(c)Ownership. Other than pursuant to the Issued Amazon Warrants, this Agreement and the other Transaction Documents, neither Amazon nor any of its subsidiaries is, directly or indirectly, the Beneficial Owner of (i) any of the Common Stock or (ii) any securities or other instruments representing the right to acquire the Common Stock.  Neither Amazon nor any of its subsidiaries has an agreement, arrangement or understanding with any person (other than the Company and its subsidiaries) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall have the meaning assigned to such term in the A&R Stockholders Agreement. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions.

(d)Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Amazon.

Article III
COVENANTS

3.1Efforts

.

(a)Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its reasonable best efforts to obtain as promptly as practicable and advisable (as determined in good faith by Amazon in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, which, for the avoidance of doubt, shall include providing, as promptly as practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents or approvals and to make all such filings and give such notices; provided, that nothing in this Section 3.1(a) shall require either party to expend any money, bring any claim, action or proceeding or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such exemptions, authorizations, consents or approvals or to make any such filings or notices (other than the payment of customary fees and expenses).

(b)Without limiting the generality of the foregoing, (i) as promptly as practicable after written notice from Amazon, the parties shall file the Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice (the date on which all such Notification and Report Forms required under the HSR Act have been initially filed, the “HSR Filing Date”) and (ii) as promptly as practicable after written notice from Amazon, file, make or give, as applicable, all other filings, requests or notices required under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make or give, as applicable, as promptly as practicable and advisable (as determined in good faith by Amazon in accordance with the first sentence of Section 3.1(d)), any further required filings, requests or notices required under any Antitrust Laws, including the HSR Act (collectively, the “Other Antitrust Filings”). Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities any information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or temporary restraining order, preliminary or permanent injunction or other judgment, order, writ, injunction, legally binding agreement with a Governmental Entity, stipulation, decision or decree issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of the Initial Filing Transaction.

(c)Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each of the parties shall use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue or limit (or any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses or interests of it or its Affiliates (irrespective of whether or not such assets, businesses or interests are related to, are the subject matter of or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates; or (iii) without limiting clause

(i) in any respect, any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates.

(d)Amazon shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents or approvals required under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Amazon shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall antitrust strategy. Each of the parties shall promptly notify the other party of, and if in writing furnish the other party with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents and, to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance and, to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend and participate in such meeting or communication. The parties shall (and shall cause their Affiliates to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Affiliates or representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns and (3) comply with Applicable Law.

(e)Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial or analogous action, claim or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other party challenging the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), each party shall use its reasonable best efforts to contest and resist any such Transaction Litigation and to have vacated, lifted, reversed or overturned any judgment, ruling, order, writ, injunction or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Each party shall keep the other party reasonably informed unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using reasonable best efforts to, and cooperating in good faith with the other party in, developing and implementing reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing and shall cooperate fully in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f)Without limiting the generality of the foregoing, as promptly as practicable after written notice from Amazon that Amazon intends to exercise any Warrant that would result in Amazon having beneficial control of 10% or more of the Common Stock, which notice shall be at least thirty (30) days before the date that Amazon intends such exercise, Amazon and the Company shall jointly file a “Notice of Substantial Change of Ownership” with the DOT. Amazon and the Company shall cooperate fully in promptly providing information required to be submitted with the DOT pursuant to 14 CFR Part 204 and responding to any associated information requests of the DOT in its review of the substantial change in the Company’s ownership and in seeking a “comfort letter” from the DOT in connection therewith.

(g)Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of Warrant-C in full and (ii) the expiration, termination or cancellation of Warrant-C without Warrant-C having been exercised in full, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(g) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2Public Announcements

. The parties acknowledge that the communication plan (including the initial press release of each party) regarding the initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors and employees and otherwise (the “Initial Communications Materials”) has been agreed by the parties. After the transmission of the Initial Communications Materials, except as required by Applicable Law or by the rules or requirements of any stock exchange on which the securities of a party are listed, no party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned or delayed) of the other party, to the extent such release, announcement or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents; provided that no party shall have the right to consent to any release, announcement or communication of the other party (including any filing required to be made under the Exchange Act or the Securities Act) made in the ordinary course of business unless and to the extent such release, announcement or communication (x) relates specifically to the signing or completion of the transactions contemplated hereby or by any of the other Transaction Documents or (y) includes information with respect to the transactions contemplated hereby or by any of the other Transaction

Documents that is inconsistent with the Initial Communications Materials; provided, further, that the immediately foregoing clauses (x) and (y) shall not apply to any release, announcement or other communication to the extent containing information that is consistent with releases, announcements or other communications previously consented to by the other party in accordance with this Section 3.2.

3.3Expenses

. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.4Tax Treatment

. No later than ninety (90) days after the Warrant Issuance, Amazon shall provide the Company with a valuation of Warrant-C for tax purposes and a valuation report prepared by Duff & Phelps, LLC (or such other valuation firm as may be agreed upon by the parties), taking into account the vesting schedule and any other relevant economic assumptions or inputs with respect to Warrant-C as determined by such firm or Amazon, as appropriate. Such valuation shall be binding on Amazon and the Company for all tax purposes. Amazon and the Company shall treat the Warrant Issuance (i) as a closed, taxable transaction occurring on the date of the Warrant Issuance, rather than as an open transaction, for tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended. Neither Amazon nor the Company shall take any position for tax purposes that is inconsistent with the foregoing, unless required by Applicable Law. At the Closing, Amazon will deliver, and will cause Amazon.com Services, Inc. to deliver, to the Company a complete and executed Internal Revenue Service Form W-9.

3.5Top-Up Adjustment

.

(a)If the Company shall at any time or from time to time issue shares of the Common Stock after the Expiration Time (as defined in Warrant-C) to (i) any holder of any Convertible Notes upon the conversion of such Convertible Notes (net of any shares of the Common Stock delivered to the Company upon the exercise of the Existing Call Options in connection with such conversions) or (ii) any holder of the Existing Convertible Note Warrants upon exercise of the Existing Convertible Note Warrants (such shares of the Common Stock issued at such time to such holders, the “New Shares”), then the Company shall, as promptly as practicable after such issuance, issue to the Warrantholder (as defined in Warrant-C) a number of shares of the Common Stock equal to the Top-Up Number. In the event that the Company (1) refinances any Convertible Notes with other notes convertible into the Common Stock (the “Refinancing Convertible Notes”) and/or (2) replaces any Existing Convertible Note Warrants with other warrants issued in connection with the issuance of such Refinancing Convertible Notes (the “Replacement Warrants”), the top-up adjustment set forth in this Section 3.5 shall apply, mutatis mutandis, with respect to any new shares of the Common Stock issued by the Company upon the conversion of such Refinancing Convertible Notes or upon the exercise of the Replacement Warrants, with the “New Shares” in that circumstance being the number of new shares of the Common Stock issued upon the conversion of such Refinancing Convertible Notes (net of any shares of the Common Stock delivered to the Company in respect of any call options or other hedging arrangement put in place by the Company in connection with such Refinancing

Convertible Notes (“Replacement Hedging Arrangement”)) or upon the exercise of the Replacement Warrants, as applicable.

(b)For the avoidance of doubt, for purposes of determining the number of “New Shares” issued by the Company pursuant to the conversion of any Convertible Notes (or any Refinancing Convertible Notes), the Company shall not be deemed to be issuing “New Shares” to the extent the Company obtains an equivalent number of shares of the Common Stock upon exercise of the Existing Call Options (or any Replacement Hedging Arrangement) and delivers such shares of the Common Stock to the holders of such Convertible Notes (or the holders of such Refinancing Convertible Notes, as applicable) upon the conversion thereof; provided, however, that, for the avoidance of doubt, this exclusion shall not apply to issuances of shares of the Common Stock by the Company the proceeds of which are used to finance the payment in cash of the strike price of the Existing Call Options (or pursuant to any Replacement Hedging Arrangement, as applicable).

(c)“Existing Call Option Agreements” means (i) the Base Call Option Transaction Confirmation, dated as of May 28, 2015 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (ii) the Additional Call Option Transaction Confirmation, dated as of June 1, 2015 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (iii) the Base Call Option Transaction Confirmation, dated as of May 28, 2015 (as amended or modified from time to time), between BNP Paribas and the Company, (iv) the Additional Call Option Transaction Confirmation, dated as of June 1, 2015 (as amended or modified from time to time), between BNP Paribas and the Company, (v) the Base Call Option Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (vi) the Additional Call Option Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between Morgan Stanley & Co. International plc and the Company, (vii) the Base Call Option Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between Citibank, N.A. and the Company, (viii) the Additional Call Option Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between Citibank, N.A. and the Company (ix) the Base Call Option Transaction Confirmation, dated as of May 17, 2017 (as amended or modified from time to time), between BNP Paribas and the Company and (x) the Additional Call Option Transaction Confirmation, dated as of May 18, 2017 (as amended or modified from time to time), between BNP Paribas and the Company.

(d)“Existing Call Options” means the call options for the purchase of shares of the Common Stock issued pursuant to the Existing Call Option Agreements.

(e)“Net Cash Ratio” means, with respect to any issuances of New Shares, a fraction (i) the numerator of which is the excess of (x) the VWAP (as defined in Warrant‑C) for the Common Stock for the thirty (30) Trading Days (as defined in Warrant‑C) immediately preceding the date of such issuance over (y) the Exercise Price as of the Expiration Time (each as defined in Warrant‑C) and (ii) the denominator of which is the VWAP (as defined in Warrant‑C) for the Common Stock for the 30 Trading Days (as defined in Warrant‑C) immediately preceding the date of such issuance.

(f)“Refinancing Cap” means, at the time of any issuance of Refinancing Convertible Notes in respect of any outstanding Convertible Notes, the total number of shares of the Common Stock that would be issuable upon conversion of such outstanding Convertible Notes at such time, net of the total number of shares of the Common Stock deliverable to the Company upon the exercise of the corresponding Existing Call Options at such time. For the avoidance of doubt, the Refinancing Cap will be reduced on a share-for-share basis by any shares of the Common Stock issued by the Company to the holders of the Convertible Notes prior to or in connection with any such refinancing that results in a top-up issuance to the holder of Warrant‑C pursuant to this Section 3.5.

(g)“Replacement Cap” means, at the time of the replacement of any Existing Convertible Note Warrants with any Replacement Warrants, the total number of unissued shares of the Common Stock that remain issuable upon the exercise of such Existing Convertible Note Warrants at such time and with respect to which such Existing Convertible Note Warrants will expire and be cancelled upon such replacement. For the avoidance of doubt, the Replacement Cap will be reduced on a share-for-share basis by any shares of the Common Stock issued by the Company to the holders of the Existing Convertible Note Warrants prior to or in connection with any such replacement that results in a top-up issuance to the holder of Warrant-C pursuant to this Section 3.5.

(h)“Top-Up Number” means, with respect to any issuances of New Shares, the product of (i) 0.174, (ii) the number of New Shares, (iii) the Net Cash Ratio and (iv) a fraction (x) the numerator of which shall be the total number of Warrant Shares that were issued to the Warrantholder upon any exercise of Warrant‑C during the term of Warrant‑C and (y) the denominator of which shall be the total number of Warrant Shares (exercised or unexercised, vested or unvested) under Warrant‑C as of the Expiration Time (as defined in Warrant‑C).  In the event that the Top-Up Number is being calculated as a result of the issuance of New Shares upon the conversion of any Refinancing Convertible Notes, the maximum aggregate number of New Shares that may be included in clause (ii) of the foregoing formula shall not exceed the Refinancing Cap for such Refinancing Convertible Notes, and in the event that the Top-Up Number is being calculated as a result of the issuance of New Shares upon the exercise of any Replacement Warrants, the maximum aggregate number of New Shares that may be included in clause (ii) above shall not exceed the Replacement Cap.

Article IV
ADDITIONAL AGREEMENTS

4.1Acquisition for Investment

(i). Amazon acknowledges that the issuance of Warrant‑C and any Warrant Shares pursuant thereto has not been registered under the Securities Act or under any state securities laws and understands that the Company is relying on the statements contained herein to establish an exemption from such registration. Amazon (i) acknowledges that it is acquiring Warrant‑C and any Warrant Shares pursuant thereto under an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable securities laws, (ii) agrees that it shall not (and shall not permit its Affiliates to) sell or otherwise dispose of Warrant C or any Warrant Shares pursuant thereto, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable securities laws, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.2Legend

. Amazon agrees that all certificates or other instruments representing Warrant-C and any Warrant Shares pursuant thereto shall bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) AN INVESTMENT AGREEMENT, DATED AS OF March 27, 2019 (as THE SAME may later be amended, restated, modified or supplemented), BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF March 27, 2019 (as the same may be amended, restated, modified or supplemented from time to time), BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.”

In the event that any Warrant Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Warrant Shares surrenders to the Company the previously issued certificates or other instruments.

4.3Anti-takeover Provisions and Rights Plan

. The Company shall not take any action that would cause this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-takeover Provision, or subject in any manner to any “poison pill” or similar shareholder rights plan or agreement, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transaction Documents and such transactions from, or if necessary challenge the validity or applicability of, any applicable Anti-takeover Provisions, as now or hereafter in effect.

Article V
MISCELLANEOUS

5.1Termination of This Agreement; Other Triggers

.

(a)This Agreement may be terminated at any time:

(i)with the prior written consent of each of Amazon and the Company; or

(ii)if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is six (6) months after the latest date of the Initial Antitrust Filings, by Amazon; provided that Amazon may not exercise the termination right pursuant to this Section 5.1(a)(ii) if a breach by Amazon of any obligation, representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Initial Antitrust Clearance to have been obtained on or prior to the date that is six (6) months after the latest date of the Initial Antitrust Filings.

(b)In the event of termination of this Agreement as provided in this Section 5.1, this Agreement (other than Section 1.3 (Interpretation), Section 3.1 (Efforts), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 3.4 (Tax Treatment), Section 3.5 (Top-Up Adjustment), Section 4.1 (Acquisition for Investment) (to the extent any Warrants or Warrant Shares have been issued prior to termination) and Section 4.2 (Legend) (to the extent any Warrants or Warrant Shares have been issued prior to termination) and this Article V, each of which shall survive any termination of this Agreement, and other than the Confidentiality Agreement, which shall survive in accordance with the terms thereof) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c)Without affecting in any manner any prior exercise of Warrant-C, in the event of termination of this Agreement as provided in this Section 5.1, both (i) the unvested portion of Warrant-C and (ii) any vested portion of Warrant‑C that cannot be exercised as a result of the failure to obtain the Initial Antitrust Clearance shall be cancelled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and the Warrantholder(s) (as defined in Warrant‑C) shall have no subsequent right to acquire, any Warrant Shares pursuant to such cancelled portion of Warrant‑C.  For the avoidance of doubt, Warrant‑C shall remain in full force and effect with respect to the vested portion thereof that is not cancelled and terminated as provided in clause (ii) of the preceding sentence, and nothing in this Section 5.1 shall affect the ability of the Amazon to exercise such vested portion of Warrant‑C following termination of this Agreement.

5.2Amendment

. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of each party.

5.3Waiver of Conditions

. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4Counterparts and Facsimile

. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or transmitted electronically by “pdf” file and such facsimiles or pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

5.5Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL

. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6Notices

. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email or facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 5.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:  Atlas Air Worldwide Holdings, Inc.
Address:  2000 Westchester Avenue
Purchase, NY 10577
Fax:  (914) 701-8333
Email:  Adam.Kokas@atlasair.com
Attn:  Adam R. Kokas, EVP, General Counsel & Secretary

with a copy to (which copy alone shall not constitute notice):

Name:  Cravath, Swaine & Moore LLP
Address:  Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Fax:  (212) 474-3700
Email:  dzoubek@cravath.com

jhochenberg@cravath.com

Attn:  Damien R. Zoubek, Esq.
Jenny Hochenberg, Esq.

if to Amazon, to:

Name: Amazon.com, Inc.
Address: 410 Terry Avenue North
Seattle, WA 98109-5210
Fax: (206) 266-7010
Attn: General Counsel

with a copy to (which copy alone shall not constitute notice):

Name: Sullivan & Cromwell LLP
Address: 1888 Century Park East, Suite 2100
Los Angeles, CA, 90067
Fax:  (212) 558-3588
Email:  krautheimere@sullcrom.com
Attn: Eric M. Krautheimer

5.7Entire Agreement, Etc.

This Agreement (including the Annexes hereto), the other Transaction Documents, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents. “Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of June 11, 2015, by and between Amazon and Atlas Air, Inc.

5.8Definitions of “subsidiary” and “Affiliate”

.

(a)When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means, with respect to such person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least fifty percent (50%) of the equity interests are directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries.

(b)The term “Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Amazon or any of its subsidiaries (and vice versa). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract, management control, or otherwise. “Controlled” and “Controlling” shall be construed accordingly.

5.9Assignment

. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that Amazon may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Amazon of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.10Severability

. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11No Third Party Beneficiaries

. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and any wholly owned subsidiary of Amazon to which an assignment is made in accordance with this Agreement) any benefits, rights, or remedies.

5.12Specific Performance

. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

5.13Certain Amendments

. The parties agree that, effective as of the Closing, (i) that certain Warrant to purchase 7,500,000 Shares of Common Stock of the Company, issued May 4, 2016 (“Warrant-A”) and (ii) that certain Warrant to purchase 3,750,000 Shares of Common Stock of the Company, issued May 4, 2016 (“Warrant-B”) are hereby amended as follows:

(a)The definition of “ATSA” in each of Warrant-A and Warrant-B is hereby amended and restated in its entirety as follows: “ATSA” means that certain Amended and Restated Air Transportation Services Agreement, dated as of March 27, 2019, by and between Atlas Air, Inc. and Amazon.com Services, Inc., as the same may be further amended, supplemented or modified by the parties in the future;

(b)All references to Section 4.5 of the ATSA in each of Warrant-A and Warrant-B are hereby deleted;

(c)The contact information for notices contained in Section 17 of each of Warrant-A and Warrant-B is hereby amended and restated in its entirety to be as set forth in Section 5.6 of this Agreement;

(d)(x) All references to “the initial 10 Boeing 767-300 aircraft (or such substitute aircraft as may be agreed by the parties) committed to be leased by Amazon as of the date hereof” in the definition of “Vesting Event” in Warrant-A are hereby changed to “the initial 10 Boeing 767-300 Existing Aircraft (or such substitute aircraft as may be agreed by the parties) committed to be leased by Amazon” and (y) the reference to “the 10 aircraft leased to Amazon as of the date hereof” in Annex A to Warrant-A is hereby changed to “the initial 10 Boeing 767-300 Existing Aircraft”;

(e)All references to “Committed Aircraft” in Warrant-B and Annex A thereto are hereby changed to “Existing Aircraft”; and

(f)Warrant-B is hereby amended such that clause (a) in the definition of “Vesting Event” therein is hereby amended and restated in full as follows:

“(a) during the term of the ATSA, with respect to increments of 37,500 Warrant Shares, each time Amazon and/or its Affiliates have paid $4,200,000 to the Corporation and/or its Affiliates in connection with any transaction (including payments from third parties to the Corporation and/or its Affiliates in respect of any Charters (as defined in the ATSA) pursuant to the ATSA and including a $310,296 payment to the Corporation and/or its Affiliates in respect of the Peak 2017 Charter Arrangements, all of which payments will be deemed to be payments by Amazon and/or Affiliates to the Corporation and/or its Affiliates for purposes of vesting hereunder subject to clause (ii) below), (i) other than (x) for the leasing and operation of the Existing Aircraft (as defined in the ATSA) leased by Amazon or one of its Affiliates and operated by the Corporation or a Corporation provider pursuant to the ATSA and (y) payments received as reimbursements of costs incurred by the Corporation and/or its Affiliates on behalf of Amazon and/or its Affiliates pursuant to Section 2.6 of the ATSA (exclusive of any markup above actual cost by the Corporation and/or its Affiliates) and (ii) in the case of Charters, net of any amounts related to fuel and any commissions or other remuneration paid by the Corporation and/or its Affiliates to Amazon and/or its Affiliates”

(g)Warrant-B is hereby amended such that all determinations as to whether Vesting Events have occurred (other than in connection with a Change of Control Transaction (as defined therein)) shall be made at the end of each calendar quarter or the date that is two Business Days (as defined in Warrant-B) prior to the Expiration Time of Warrant-B (and that notices of the occurrence of a Vesting Event shall be given on the Business Day immediately following the date of such determination).

(h)The second paragraph of the legend set forth on the cover page of each of Warrant-A and Warrant-B is hereby amended in restated in full as follows:

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF (1) AN INVESTMENT AGREEMENT, DATED AS OF MAY 4, 2016 (as THE SAME may later be amended, restated, modified or supplemented), BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER AND (2) AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF March 27, 2019 (as THE SAME may later be amended, restated, modified or supplemented), BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

(i)Each of Warrant-A and Warrant-B is hereby supplemented by adding the following as a new Section 14 and renumbering the succeeding sections accordingly:

14.Beneficial Ownership Limitation.

(a)Notwithstanding anything in this Warrant to the contrary, the Corporation shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the SEC, including any “group” of which the Warrantholder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.  Except as set forth in the immediately preceding sentence, for purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant beneficially owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein.  Except as set forth in the immediately preceding sentence, for purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the SEC.  In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the

SEC.  For purposes of this Section 14, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (x) the Corporation’s most recent periodic or annual filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation that is filed with the SEC, or (z) a more recent notice by the Corporation or the Corporation’s transfer agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding.  Upon the written request of a Warrantholder (which may be by email), the Corporation shall, within three (3) trading days thereof, confirm in writing to such Warrantholder (which may be via email) the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder.  The Corporation shall be entitled to rely on representations made to it by the Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation.  The Warrantholder acknowledges that the Warrantholder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.

(b)The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Exercise (to the extent permitted pursuant to this Section 14); provided, however, that by written notice to the Corporation, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Corporation, the Warrantholder may waive or amend the provisions of this Section 14 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 14 shall continue to apply.  Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence.  Notwithstanding the foregoing, at any time following notice of a Change of Control Transaction under Section 12(v) with respect to a Change of Control Transaction that is pursuant to any tender offer or exchange offer (by the Corporation or another Person (other than the Warrantholder or any Affiliate of the Warrantholder)), the Warrantholder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Corporation and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Corporation.

(c)None of the provisions of this Section 14 shall restrict in any way the number of shares of Common Stock which the Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that the Warrantholder may receive in the event of a Change of Control Transaction as contemplated in Section 12(v) of this Warrant.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:/s/ Spencer Schwartz_______________
Name:Spencer Schwartz
Title:EVP, CFO

AMAZON.COM, INC.

By:/s/ Peter Krawiec__________________
Name:Peter Krawiec
Title:Vice President

[Signature Page to Investment Agreement]